Exhibit 23.1








                Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-93172, 33-91364, 33-93162, 33-93174,
33-93170 and 33-93168) of DIMON Incorporated of our report dated August 22, 1996, except as to Note O, which is as of August 29, 1996, appearing in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Raleigh, North Carolina
September 19, 1996

                                                   Exhibit 23.2








                 Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statements Form S-8 (Nos. 33-93172, 33-91364, 33-93162, 33-93174, 33-93170 and 33-93168)
of DIMON Incorporated of our report dated August 26, 1994, included in the Annual Report (Form 10-K) of DIMON Incorporated for the year ended June 30, 1996, with respect to the consolidated financial statements of Dibrell Brothers, Incorporated for the year ended June 30, 1994.





/s/ Ernst & Young LLP
Ernst & Young LLP
Winston-Salem, North Carolina
September 19, 1996